Exhibit 99(c)

Kentucky Utilities Company
Offers to Exchange

$250,000,000 aggregate principal amount of its 1.625% First Mortgage Bonds due 2015,

$500,000,000 aggregate principal amount of its 3.250% First Mortgage Bonds due 2020 and

$750,000,000 aggregate principal amount of its 5.125% First Mortgage Bonds due 2040,

each of which have been registered under the Securities Act of 1933, as amended,

for any and all of its outstanding 1.625% First Mortgage Bonds due 2015,

3.250% First Mortgage Bonds due 2020 and 5.125% First Mortgage Bonds due 2040, respectively

(such transactions, collectively, the “Exchange Offers”)

, 2011

To Our Clients:

Enclosed for your consideration are a Prospectus, dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer by Kentucky Utilities Company (the “Company”) to exchange (the “Exchange Offers”) an aggregate principal amount of up to $250,000,000 aggregate principal amount of 1.625% First Mortgage Bonds due 2015, $500,000,000 aggregate principal amount of 3.250% First Mortgage Bonds due 2020 and $750,000,000 aggregate principal amount of 5.125% First Mortgage Bonds due 2040 (collectively, the “Exchange Bonds”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 1.625% First Mortgage Bonds due 2015, 3.250% First Mortgage Bonds due 2020 and 5.125% First Mortgage Bonds due 2040 (the “Outstanding Bonds”) in integral multiples of $2,000 and multiples of $1,000 in excess thereof upon the terms and subject to the conditions of the enclosed Prospectus and Letter of Transmittal.  The terms of the Exchange Bonds are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Bonds for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Bonds are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus and the related Letter of Transmittal.  The Company will accept for exchange any and all Outstanding Bonds properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus.

PLEASE NOTE THAT THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2011 (THE “EXPIRATION DATE”), UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFERS.

The enclosed materials are being forwarded to you as the beneficial owner of the Outstanding Bonds held by us for your account but not registered in your name.  A tender of such Outstanding Bonds may only be made by us as the registered holder and pursuant to your instructions.  Therefore, the Company urges beneficial owners of Outstanding Bonds registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Bonds in the Exchange Offers.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.  If you have any questions regarding procedures for tendering Outstanding Bonds in the Exchange Offers, please direct your questions to The Bank of New York Mellon, the exchange agent for the Exchange Offers (the “Exchange Agent”).  If you wish to have us tender any or all of your Outstanding Bonds, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below.  We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Outstanding Bonds.  If you require assistance, you should consult your financial, tax or other professional advisors.  Holders who wish to participate in the Exchange Offers are asked to respond promptly by completing and returning the enclosed Letter of Transmittal and all other required documentation to the Exchange Agent.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Bonds held by us and registered in our name or in the name of our nominee for your account or benefit.

If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Bonds held by us for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated          , 2011 (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offers”) by Kentucky Utilities Company (the “Company”) to exchange an aggregate principal amount of up to $250,000,000 aggregate principal amount of 1.625% First Mortgage Bonds due 2015, $500,000,000 aggregate principal amount of 3.250% First Mortgage Bonds due 2020 and $750,000,000 aggregate principal amount of 5.125% First Mortgage Bonds due 2040 (collectively, the “Exchange Bonds”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 1.625% First Mortgage Bonds due 2015, 3.250% First Mortgage Bonds due 2020 and 5.125% First Mortgage Bonds due 2040 (the “Outstanding Bonds”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or book entry transfer facility participant, to tender the principal amount of the Outstanding Bonds indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

Principal Amount Held for Account Holder(s)	Principal Amount to be Tendered* ($2,000 and integral multiples of $1,000 in excess thereof, provided that any untendered Outstanding Bonds must be in a minimum principal amount of $2,000)

*Unless otherwise indicated, the entire principal amount held for the account of the undersigned will be tendered.

If the undersigned instructs you to tender the Outstanding Bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Bonds, including but not limited to the representations that (a) the Exchange Bonds acquired in exchange for the Outstanding Bonds pursuant to the Exchange Offers are being acquired in the ordinary course of business of the person receiving such Exchange Bonds, whether or not the undersigned, (b) the undersigned is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Bonds and (c) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company.  If the holder is a broker-dealer that will receive the Exchange Bonds for its own account in exchange for the Outstanding Bonds, representations and warranties include that (a) the Outstanding Bonds to be exchanged for the Exchange Bonds were acquired by it as a result of market-making activities or other trading activities, (b) it did not purchase its Outstanding Bonds from the Company or any of its affiliates and (c) it will deliver a prospectus in connection with any resale or transfer of such Exchange Bonds.  If a holder of the Outstanding Bonds is an affiliate of the Company, is not acquiring the Exchange Bonds in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Bonds or has any arrangement or understanding with respect to the distribution of the Exchange Bonds to be acquired pursuant to the Exchange Offers, such holder may not rely on the applicable interpretations of the staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction.

SIGN HERE

Dated:	, 2011

Signature(s):

Print Name(s)

Address:

(Please include Zip Code)

Telephone Number:
(Please include Area Code)

Tax Identification Number or Social Security Number:

My Account Number with You: